Exhibit 10.71


                      COLLAB0RATIVE RESEARCH AND LICENSING AGREEMENT
                      ----------------------------------------------

             This Agreement, dated as of the 1st of April, 1994, between Lexin Pharmaceutical Corporation, Pennsylvania Business Campus, Rock Plaza III, 111 Rock Road, Horsham, PA 19044-2310 ("LEXIN") and Wichita State University, 1845 N. Fairmount Avenue, Wichita, Kansas 67206-0007 ("UNIVERSITY").

                                       WITNESSETH:

             WHEREAS, UNIVERSITY and LEXIN possess certain know-how in the field of small and large serine protease inhibitors for all uses and applications (except agricultural uses and applications) and all aspects of molecular interaction with serine proteases;

             WHEREAS, UNIVERSITY, on behalf of William C. Groutas, Ph.D. ("DR. GROUTAS"), is desirous of and prepared to conduct collaborative research in this field which may lead to the development of commercial products;

             WHEREAS, LEXIN is prepared to provide support to UNIVERSITY for such research by DR. GROUTAS, providing it receives certain license rights under inventions, biological materials, and/or know-how; and

             WHEREAS, UNIVERSITY represents, subject to potential rights under
         Article III.D hereof, that it has full rights by assignment to such inventions, biological materials, and/or know-how and wishes to have such inventions, biological materials, and/or know-how perfected and marketed in order that products resulting therefrom might be available for public use and benefit; and

             WHEREAS, UNIVERSITY represents, subject to potential rights under
         Article III.D hereof, and warrants to LEXIN that: (i) it has full right and authority to enter into this Agreement without consent or approval of any other party; and (ii) it is not subject to any restrictions which would prevent or impair the grant to LEXIN of the licenses.

             NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto mutually agree as follows:

                                 ARTICLE I - DEFINITIONS
                                 -----------------------

             A.    Research Program. The term "Research Program" shall refer to
                   ----------------
         the work outlined in Appendix A.

             B.    Licensed Invention. The term "Licensed Invention" shall mean
                   ------------------
         any and all technical information, trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other proprietary ideas, whether or not patentable or copyrightable, that are discovered, developed or reduced to practice arising out of the research performed under this Agreement, as set forth in Appendix A.

             C.    Patent Rights. The term "Patent Rights" shall mean United
                   -------------
         States or foreign patent application rights owned or controlled by UNIVERSITY which arise under any United States or foreign patent applications, or any patents issuing from said applications, including any divisions, continuations, continuations-in-part, re-examinations, or reissues thereof and patents of addition thereto, and cover the making, using, or selling of Product.

             D.    Product. The term "Product" shall mean any product derived
                   -------
         from a Licensed Invention used in the Field.

             E.    Net Sales. With respect to any quantity of Product subject to
                   ---------
         royalty under this Agreement that is sold by LEXIN or any of its sublicensees to any third party, the term "Net Sales" shall mean the gross invoice selling price for that quantity of Product, less: (a) discounts and allowances to customers,
         (b) credits for returned goods, (c) prepaid freight, (d) sales taxes or other governmental charges paid in connection with the sale; and (e) commissions and other fees paid to distributors and other sales agencies for or in connection with the sale of Product.

             F.    Affiliate. The term "Affiliate" shall mean any corporation,
                   ---------
         company, partnership and/or firm which controls or is controlled by or is under common control with LEXIN. For purposes of this Paragraph, control shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty per cent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such entity.

             G.    Effective Date. The term "Effective Date" shall mean the date
                   --------------
         first indicated above as the effective date of this Agreement.

             H.    Field. The term "Field" shall mean use for any diagnostic,
                   -----
         therapeutic and/or prophylactic purpose.

                       ARTICLE II - COLLABORATIVE RESEARCH PROGRAM
                       -------------------------------------------

             A.    For the one (1) year ending [              ] (the
         "Research Term"), LEXIN agrees, as as set forth below to pay UNIVERSITY funds to support the Research Program, and UNIVERSITY shall supply the services of requisite personnel and to furnish the necessary facilities to carry out such Research Program, all according to a Plan for Research and Budget agreed upon by LEXIN and UNIVERSITY as set forth in Paragraph B of this Article.

             B. The Plan for Research and Budget for the Research Term is set forth in Appendix A hereto. The budget for the Research
         Term shall be $[        ], payable quarterly in advance.

             C. The parties shall have the option to continue the Research Program for an additional period after the Research Term, under substantially identical terms as set forth herein; however, continued funding shall be solely at the discretion of LEXIN.

             D. The Research Program shall be under the direction of DR. GROUTAS. In the event that the services of DR. GROUTAS become unavailable during the course of the Research Program, LEXIN may terminate the Research Program by giving written notice to UNIVERSITY and reimbursing UNIVERSITY for all previously incurred and noncancellable expenses for the Research Program.

             E. UNIVERSITY shall report in writing to LEXIN the results and status of its research under this Agreement within fifteen (15) days after the end of each six (6) month period hereunder. At the conclusion of the Agreement, LEXIN shall receive a complete detailed report of the work carried out and funded by this Agreement. Further, DR. GROUTAS and the staff engaged on the Research Program shall be available at times mutually agreed upon for the purpose of discussing the progress of the Research Program. In the event of termination of the Research Program, LEXIN shall receive a final summary report of all work carried out and all inventions conceived and/or arising out of the research performed under this Agreement.

                                ARTICLE III- PATENT RIGHTS
                                --------------------------

             A. UNIVERSITY will promptly inform LEXIN of any ideas, improvements and inventions arising out of the research performed under this Agreement solely by UNIVERSITY personnel or by UNIVERSITY personnel jointly with employees of LEXIN.

         Inventions, including biological materials, made solely by UNIVERSITY personnel and any patent applications and patents thereon shall be owned by UNIVERSITY. Inventions made jointly by UNIVERSITY personnel with LEXIN employees and any patent applications and patents thereon shall be jointly owned by UNIVERSITY and LEXIN.

             B. UNIVERSITY shall be responsible for filing and prosecuting United States and foreign patent applications on inventions owned solely by UNIVERSITY. Both UNIVERSITY and LEXIN shall be mutually responsible for making decisions regarding the scope and content of any such applications and prosecution thereof. The expenses in connection with filing and prosecution of any applications for University-owned patents or patents jointly owned with LEXIN, United States and/or foreign and the maintenance of issued patents thereon shall be borne by LEXIN. All expenses incurred by LEXIN in applying for patent protection relating to inventions conceived by UNIVERSITY shall be creditable against any future royalty payments due UNIVERSITY by LEXIN; however, royalties due UNIVERSITY in any payment period shall not be reduced to less than 50% of what they otherwise would have been.

             C. LEXIN shall be entitled to file and prosecute United States and/or foreign patent applications on jointly owned inventions. UNIVERSITY and LEXIN shall be jointly responsible for making decisions regarding the scope and content of applications and prosecution thereof on any such jointly owned inventions. UNIVERSITY will be expected to assist in assembling inventorship information and data for filing patent applications on jointly owned inventions. Decisions on when, where and whether to file on jointly owned inventions will be made by LEXIN after consulting with UNIVERSITY. The expenses in connection with filing and prosecution of any jointly owned patent applications, United States and/or foreign, and the maintenance of issued patents thereon shall be borne by LEXIN. All expenses incurred by LEXIN in applying for patent protection relating to inventions conceived jointly with UNIVERSITY shall be creditable against any future royalty payments due UNIVERSITY by LEXIN; however, royalties due UNIVERSITY in any payment period shall not be reduced to less than 50% of what they otherwise would have been.

             D. LEXIN acknowledges that certain ideas, improvements and inventions arising out of the research performed under this Agreement by UNIVERSITY personnel may be subject to rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620, and any regulations issued thereunder.

                              ARTICLE IV - LICENSE TO LEXIN
                              -----------------------------

             A. In consideration of LEXIN's support for research and other consideration hereunder, UNIVERSITY hereby grants to LEXIN:

                   (1) an exclusive, worldwide license to make, have made, use, sell and have sold Product derived from Licensed Invention or deviations; and

                   (2) an exclusive, worldwide license under Patent Rights to make, have made, use, sell and have sold Product.

             B. The licenses granted by UNIVERSITY to LEXIN under Paragraph A of this Article shall include the right to grant sublicenses of no greater scope than the license granted to LEXIN hereunder.

             C. During the term of this Agreement and so long as LEXIN is not in default with respect to any payment due to UNIVERSITY hereunder, UNIVERSITY will not assert Patent Rights or Licensed Patent to prevent any party from using or selling any quantity of Product on which royalty has been paid hereunder.

                      ARTICLE V - ROYALTIES AND OTHER CONSIDERATION
                      ---------------------------------------------

             A. In consideration of the licenses granted to LEXIN under this Agreement, LEXIN shall pay UNIVERSITY a royalty of [
                     ] ([ ]) on the Net Sales of Product derived from Licensed inventions or deviations covered by a claim contained in an issued Patent Right on a country by country basis.

             B. In the event that LEXIN or a sublicense of LEXIN must pay additional royalties to a third or additional parties to allow for commercialization of Product developed under this Agreement, LEXIN and the University shall agree to negotiate in good faith to consider whether offset of royalty payments is required based upon the circumstances and, if required, LEXIN shall have the right to reduce royalty payments to UNIVERSITY in a manner consistent with the need to offset such additional royalty payments.

                      ARTICLE VI - REPORTS, PAYMENTS AND ACCOUNTING
                      ---------------------------------------------

             A. Upon first commercial sale of Product, LEXIN shall provide to UNIVERSITY, within ninety (90) days following each calendar quarter, a written report setting forth the total Net Sales and the royalty due and payable to UNIVERSITY for such quarter and LEXIN shall remit to UNIVERSITY with such report the amount of royalty payments shown thereby to be due. Royalties shall be payable from the country in which they are earned and subject to foreign exchange rates then prevailing in such country. Royalties shall be remitted in United States dollars. For converting any royalty that accrued in another currency into United States dollars, there shall be used the closing buying rates quoted by the [Morgan Guaranty Trust Company of New York, New York] for the last business day of the calendar quarter in which the royalties were earned.

             B. LEXIN shall keep complete and accurate records for the latest three (3) years showing the Net Sales by LEXIN of Product made under this Agreement. Such records shall be in sufficient detail to enable the royalties payable hereunder by LEXIN to be determined. LEXIN agrees to permit such books and records to be examined but not more often than once in any calendar year. The examination shall be by an independent certified public accountant designated by UNIVERSITY and reasonably acceptable to and approved by LEXIN. Any such audit shall be at the expense of UNIVERSITY and conducted during business hours of LEXIN and upon reasonable notice to LEXIN. The purpose of any such audit shall solely be for verifying the royalties payable as provided for in this Agreement and said accountant shall only disclose Net Sales to UNIVERSITY and royalties due and payable thereon.

             C. Any tax required to be withheld by LEXIN under the laws or governmental regulations of any country for royalties payable to UNIVERSITY shall be promptly paid by LEXIN for and on behalf of UNIVERSITY to the appropriate governmental authority. LEXIN shall furnish UNIVERSITY with proof of payment of such tax together with official or other appropriate evidence issued by the appropriate government authority sufficient to enable UNIVERSITY to support a claim for any income tax credit in respect of any tax so paid.

                            ARTICLE VII - TERM AND TERMINATION
                            ----------------------------------

             A.    This Agreement, unless terminated earlier as hereinafter
         provided, shall terminate on the [            ] anniversary of its
         Effective Date or the expiration of the last of the patents licensed hereunder on a country by country basis, whichever date shall last occur, whereupon the exclusive licenses granted hereunder shall be fully paid and LEXIN and its sublicensees shall be free to make, have made, use and sell Product without further duties or responsibilities to UNIVERSITY.

             B. If any of the terms or conditions of this Agreement are breached and such breach is not corrected within sixty (60) days after written notice thereof is given by a complaining party to the breaching party, the complaining party shall have the option to terminate this Agreement by giving written notice thereof to the breaching party.

                               ARTICLE VIII - ASSIGNABILITY
                               ----------------------------

             LEXIN may, without the prior written consent of UNIVERSITY, assign this Agreement or any of its rights or obligations hereunder to an Affiliate. Such assignee may, without the prior written consent of UNIVERSITY, assign such Agreement or rights or obligations hereunder back to LEXIN or to an Affiliate without the prior written consent of UNIVERSITY. Neither this Agreement nor any of the rights or obligations of UNIVERSITY hereunder shall be assignable or otherwise transferable by UNIVERSITY without the prior written consent of LEXIN.

                            ARTICLE IX- DEVELOPMENT OF PRODUCT
                            ----------------------------------

             LEXIN shall use reasonable diligence in the development of Product and to introduce or cause the introduction of Product in the commercial market at a reasonable date.

                                 ARTICLE X - PUBLICATIONS
                                 ------------------------

             LEXIN reserves the right to approve publications resulting from the research under this Agreement in advance of submission for publication in order to protect its proprietary technology including biological materials, information and know-how. LEXIN shall have the final authority to determine the scope and content of any publication materials which contain information relating to LEXIN's proprietary technology including identification of or reference to biological materials supplied by LEXIN to UNIVERSITY, information and know-how. UNIVERSITY shall submit any prepublication materials to LEXIN for review and comment at least sixty (60) days prior to planned submission for publication. LEXIN shall notify UNIVERSITY within thirty (30) days of receipt of the prepublication materials of its intention to approve or withhold approval of the publication and state the reason for doing so; provided, however, that LEXIN shall not withhold approval for more than thirty (30) days to provide LEXIN the opportunity to file patents to protect its technology.
         Except as otherwise provided herein, LEXIN may use the results of the Research Program for whatever purposes it may desire.

                            ARTICLE XI - STATUS OF THE PARTIES
                            ----------------------------------

             For purposes of this Agreement and in connection with any activity of UNIVERSITY hereunder, UNIVERSITY shall at all times be an independent contractor and not an employee or agent of LEXIN. UNIVERSITY's activities in connection with the Research Project will be conducted by UNIVERSITY at its own risk. UNIVERSITY shall have full authority and responsibility for its activities under the Collaborative Research Program. People working for UNIVERSITY under the Research Program shall be employees, agents or students of UNIVERSITY and shall not be employees of LEXIN.

                              ARTICLE XII - CONFIDENTIALITY
                              -----------------------------

             Except as is necessary for LEXIN to practice commercially under the rights granted herein, all proprietary information disclosed by either party to the other hereunder shall be received by the receiving party (including all appropriate employees, agents and independent contractors) in strictest confidence and used solely in furtherance of this Agreement, and shall be accorded the same degree of confidentiality and secrecy with which the receiving party holds its own most confidential information of a similar nature, but in no event less than reasonable care. Such confidential information, subject to the provisions of the Kansas Open Records Act, K.S.A. 45-201 et. seq.
                                                                      --  ---
         (Supp. 1987), shall not be disclosed to any persons other than: (i) employees or agents of the receiving party or independent contractors employed by the receiving party who have reasonable need for access to such information in connection with the receiving party's performance under this Agreement and who are bound to the receiving party by a written agreement of confidentiality containing terms consistent with those contained in this Agreement; and (ii) governmental authorities, as required, to obtain necessary regulatory clearances. Information shall not be deemed to be proprietary information and such restrictions shall not apply to any such information: (a) which is, or subsequently may become, within the knowledge of the general public, without the fault of the receiving party, (b) which is known to the receiving party prior to the time of receipt thereof from the disclosing party, as shown by competent written records, (c) which is proved to have been developed by the receiving party independently and wholly without resort to the proprietary information of the disclosing party, as shown by competent written records; or (d) which is subsequently rightfully obtained from sources other than the disclosing party and without confidential restriction in favor of the disclosing party.

                         ARTICLE XIII - ABATEMENT OF INFRINGEMENT
                         ----------------------------------------

             If at any time any third party shall infringe any unexpired patent licensed hereunder and LEXIN or UNIVERSITY shall give notice in writing to the other of the existence of such infringement, then LEXIN may at its election bring suit in its own name against such infringer. Should LEXIN bring suit in its own name, UNIVERSITY shall execute such legal papers necessary for the prosecution of such suit as may be requested by LEXIN, and LEXIN shall be liable for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom, subject to payment to UNIVERSITY of five percent (5%) of the amount by which such recovery exceeds LEXIN's out-of-pocket expenses for such litigation. Should LEXIN not institute suit within 120 days of notice of the infringement, UNIVERSITY shall have the right but not the obligation to bring suit in its own name against such infringer. Should UNIVERSITY bring suit in its own name, LEXIN shall execute such legal papers necessary for the prosecution of such suit as may be requested by UNIVERSITY, and UNIVERSITY shall be responsible for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom.

                                  ARTICLE XIV - NOTICES
                                  ---------------------

             Any notice required under this Agreement shall be considered given upon the earlier of: (i) when actually received at the address set forth below; or (ii) two business days after such notice, properly addressed and shipped overnight service, is sent by either party to the other. The proper addresses for notice are as follows:

                   if to UNIVERSITY:

                        Wichita State University
                        1845 N. Fairmount Avenue
                        Office of Research Administration
                        Wichita, Kansas 67206
                        Attention: Harry Williford

                   if to LEXIN:

                        Lexin Pharmaceutical Corporation
                        Pennsylvania Business Campus
                        Rock Plaza III
                        111 Rock Road
                        Horsham, Pennsylvania 19044-2310
                        Attention: Jerry B. Hook, Ph.D.
                                   President and Chief
                                    Executive Officer
                   with a copy to:

                        James A. Lebovitz, Esquire
                        Ballard Spahr Andrews & Ingersoll
                        1735 Market Street
                        Philadelphia, Pennsylvania 19103


                                ARTICLE XV - MISCELLANEOUS
                                --------------------------

             A. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas. In the event of any dispute arising hereunder, UNIVERSITY agrees that personal jurisdiction and venue in any suit between LEXIN and UNIVERSITY shall be exclusively in either the United States District Court for the District of Kansas or the Court of Common Pleas of Sedgwick County, Kansas.

             B. UNIVERSITY and LEXIN agree that each party to this Agreement is operating as an independent contractor and not as an agent of the other. This Agreement shall not constitute a partnership or joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

             C. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and as such supersedes all previous written and oral negotiations, agreements, contracts, representations, letters of intent, understandings and commitments with respect thereto. This Agreement may be modified, discharged, amended, or extended only by a writing signed by a duly authorized representative of the parties.

             D. Neither LEXIN nor UNIVERSITY shall make any news release or other public statement, whether to the press, stockholders or otherwise, disclosing the terms of this Agreement or of any amendment hereto, or to performance hereunder or the existence of the arrangement between the parties shall be originated by either LEXIN or UNIVERSITY or their employees without the prior written approval of the other party except as required by law.

             E. The provisions found in the Contractual Provisions Attachment (Form DA-146a), which is attached hereto as Appendix B and executed by the parties to this Agreement, are hereby incorporated in this contract and made a part hereof.

             IN WITNESS WHEREOF, and intending to be bound hereby, the parties have caused this Agreement to be signed by their duly authorized representatives,


         LEXIN PHARMACEUTICAL CORPORATION


         By:      /s/ Jerry B. Hook
                  ---------------------------------
         Name:    Jerry B. Hook
                  ---------------------------------
         Title:   President
                  ---------------------------------
         Date:    23 May 1994
                  ---------------------------------


         WICHITA STATE UNIVERSITY


         By:      /s/ Harry G. Williford
                  ---------------------------------
         Name:    Harry G. Williford
                  ---------------------------------
         Title:   Director, Research Administration
                  ---------------------------------
         Date:    5/27/94
                  ---------------------------------


         AGREED TO AND ACCEPTED BY:

         WILLIAM C. GROUTAS, Ph. D.


         By:      /s/ William C. Groutas
                  ---------------------------------
         Name:    William C. Groutas
                  ---------------------------------
         Title:   Endowment Assn. Distinguished
                  ---------------------------------
                    Professor of Chemistry
                  ---------------------------------
         Date:    May 26, 1994
                  ---------------------------------

                               APPENDIX A


                            RESEARCH PROGRAM
                            ----------------

         Proposed Research                                   Scores
         -----------------

                               Financial Plan

             The project will require per year, beginning in 1994:

                                     Amendment No. 1
                    to Collaborative Research and Licensing Agreement

         This Amendment No 1 is made this 19th day of January, 1995 between Lexin Pharmaceutical Corporation, Pennsylvania Business Campus, Horsham, PA 19044-2310 ("Lexin") and Wichita State University, 1845 N. Fairmount Avenue, Wichita, Kansas 67206-0007 ("University").

                                         RECITALS

         A. Lexin and the University entered into a Collaborative Research and Licensing Agreement ("Agreement") dated April 1, 1994.

         B. The parties desire to extend the term of the Agreement for an additional one year term.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

         1. The term of this agreement is hereby extended to cover the
            period [               ]

         2. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first above written.

                                            FOR WICHITA STATE
                                            UNIVERSITY


                                            By:    /s/ Harry E. Williford
                                                   ----------------------------
                                            Name:  Harry E. Williford
                                                   ----------------------------
                                            Title: Director Research
                                                     Administration
                                                   ----------------------------


                                            FOR LEXIN PHARMACEUTICAL
                                            CORPORATION


                                            By:    /s/ Jerry B. Hook
                                                   ----------------------------
                                                   Jerry B. Hook, Ph.D.
                                                   President & C.E.O.

State of Kansas                                Agency No.___ Contract No._____
Department of Administration
Division of Accounts and Reports
DA-1162 (Rev. 9-93)


                      CONTRACTUAL PROVISONS ATTACHMENT

Important:     This form contains mandatory contract provisions and must be attached to or incorporated in all copies of any contractual agreement. If it is attached to the vendor/contractor's standard contract from, then that form must be altered to contain the following provision:

               "The provisions found in Contractual Provisions Attachment (form DA-146a), which is attached hereto, are hereby incorporated in this contract and made a part hereof".

The parties agree that the following provisions are hereby incorporated into the contract to which it is attached and made a part thereof, said contract being the ____day of ______________________, 19_____

1.   TERMS HEREIN CONTROLLING PROVISIONS
     -----------------------------------
     It is expressly agreed that the terms of each and every provision in this attachment shall prevail and control over the terms of any other conflicting provision in any other document relating to and a part of the contract in which this attachment is incorporated.

2.   AGREEMENT WITH KANSAS LAW
     -------------------------
     All contractual agreements shall be subject to, governed by, and construed according to the laws of State of Kansas.

3.   TERMINATION DUE TO LACK OF FUNDING APPROPRIATION
     ------------------------------------------------
     If, in the judgement of the Director of Accounts and Reports, Department of Administration, sufficient funds are not appropriated to continue the function performed in this agreement and for the payment of the charges hereunder, State may terminate this agreement at the end of its current fiscal year. State agrees to give written notice of termination to contractor at least 30 days prior to the end of its current fiscal year, and shall give such notice for a greater period prior to the end of such fiscal year as may be provided in this contract, except that such notice shall not be required prior to 90 days before the end of such fiscal year. Contractor shall have the right, at the end of such fiscal year, to take possession of any equipment provided State under the contract. State will pay to the contractor all regular contractual payments incurred through the end of such fiscal year, plus contractual charges incidental to the return of any such equipment. Upon termination of the agreement by State, title to any such equipment shall revert to contractor at the end of State's current fiscal year. Ther termination of the contract pursuant to this paragraph shall not cause any penalty to be charged to the agency or the contractor.

4.   DISCLAIMER OF LIABLILTY
     -----------------------
     Neither the State of Kansas nor any agency thereof shall hold harmless or indeminfy any contractor beyond that liability incurred under the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.).
                                            -- ---

5.   ANTI-DISCRIMINATION CLAUSE
     --------------------------
     The contractor agrees: (a) to comply with Kansas Act Against Discrimination (K.S.A. 44-1001 et seq.) and the Kansas Age
                                    -- ---
     Discrimination in Employment Act (K.S.A 44-1111 et seq.) and the
                                                     -- ---
     applicable provisions of the Americans with Disabilities Act (42 U.S.C. 12101 et seq.) (ADA) and to not discriminate against any person
                  -- ---
     because of race, religion, color, sex, disability, national origin or ancestry, or age in the admission or access to, or treatment or employment in, its programs or activities; (b) to include in all solicitations or advertisements for employees, the phrase "equal opportunity employer"; (c) to comply with the reporting requirements set out at K.S.A. 44-1031 and K.S.A. 44-1116; (d) to include those provisions in every subcontract or purchase order so that they are binding upon such subcontractor or vendor; (e) that a fialure to comply with the reporting requirements of (c) above or if the contractor is found guilty of any violation of such acts by the Kansas Human Rights Commission, such violation shall constitute a breach of contract and the contract may be canceled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration; (f) if it is determined that the contractor has violated applicable provisions of the ADA, such violation shall constitute a breach of contract and the contract may be canceled, terminated or suspended, in whole or in part, by the contracting state agency or the Kansas Department of Administration.

     Parties to this contract understand that the provisions of this paragraph number 5 (with the exception of those provisions relating to the ADA) are not applicable to a contractor who employs fewer than four employees during the term of such contract or whose contracts with the contracting state agency cumulatively total $5,000 or less during the fiscal year of such agency.

6.   ACCEPTANCE OF CONTRACT
     ----------------------
     This contract shall not be considered accepted, approved or otherwise effective until the statutorily required approvals and certifications have been given.

7.   ARBITRATION, DAMAGES, WARRANTIES
     --------------------------------
     Notwithstanding any language to the contrary, no interpretation shall be allowed to find the State or any agency thereof has agreed to binding arbitration, or the payment of damages or penalties upon the occurrence of a contingency. Further, the State of Kansas shall not agree to pay attorney fees and late payment charges beyond those available under the Kansas Prompt Payment Act (K.S.A. 75-6403), and no provision will be given effect which attempts to exclude, modify, disclaim or otherwise attempt to limit implied warranties of merchantability and fitness for a particular purpose.

8.   REPRESENTATIVE'S AUTHORITY TO CONTRACT
     --------------------------------------
     By signing this document, the representative of the contractor thereby represents that such person is duly authorized by the contractor to execute this document on behalf of the contractor and that the contractor agrees to be bound by the provisions thereof.

9.   RESPONSIBILITY FOR TAXES
     ------------------------
     The State of Kansas shall not be responsible for, nor indemnify a contractor for, any federal, state or local taxes which may be imposed or levied upon the subject matter of this contract.

10.  INSURANCE
     ---------
     The State of Kansas shall not be required to purchase any insurance against loss or damage to any personal property to which this contract relates, nor shall this contract require the State to establish a "self-insurance" fund to protect against any such loss or damage. Subject to the provisions of the Kansas Tort Claims Act (K.S.A. 75-6101 et seq.), the vendor or lessor shall bear the risk of any loss or
          -- ---
     damage to any personal property in which vendor or lessor holds title.

11.  INFORMATION
     -----------
     No provisions of this contract shall be construed as limiting the Legislative Division of Post Audit from having access to information pursuant